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                                 EXHIBIT 10.56
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                                FIRST AMENDMENT
                                     TO THE
                   BROWN & SHARPE SAVINGS AND RETIREMENT PLAN
                            FOR MANAGEMENT EMPLOYEES
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     Pursuant to Section 12.1 of the Brown & Sharpe Savings and Retirement Plan
for Management Employees (the "Plan"), the Plan is hereby amended in the following respects to allow for discretionary matching contributions. This amendment is effective as of January 1, 1995.

     1. All references to "Matching Contribution Account" in the Plan as in effect prior to the amendments made by this instrument of amendment are hereby deleted and replaced with references to "Prior Matching Contribution Account."

     2. Section 2.25 is hereby renumbered as Section 2.25B and amended in its entirety to read as follows:

          "2.25B. 'Matching Contribution Account' means that portion of a Participant's Share of the Trust Fund which is attributable to Matching Contributions and earnings thereon."

     3. A new Section 2.25A is added to the Plan, to read in its entirety as follows:

          "2.25A. 'Matching Contribution' means any contribution made to the Trust under Section 5.1A."

     4. A new Section 2.33A is added to the Plan, to read in its entirety as follows:

          "2.33A. 'Prior Matching Contribution Account' means that portion, if any, of a Participant's Share of the Trust Fund which is attributable to Participating Employer matching contributions under the Plan as in effect prior to January 1, 1987, and the earnings thereon."

     5.  Section 5.1A is added to the Plan as follows:

          "Section 5.1A.  Matching Contributions.  For each Plan Year commencing
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     on or after January 1, 1995, the Participating Employers will contribute to the Trust for the benefit of eligible Participants such Matching Contributions, if any, as are determined pursuant to this Section. For each such Plan Year, the Board of Directors shall determine the aggregate net after-tax income for the Year of the Company and all Affiliated Companies, based on such accounting procedures and adjustments as the Board of Directors may reasonably determine but without taking into account Plan contributions under this Section. The aggregate net after-tax income amount so determined shall then be reduced by an amount equal to 25% of the aggregate Elective Contributions made for the Plan Year for the benefit of eligible Participants (for this purpose disregarding Elective Contributions for the benefit of any eligible Participant for any Plan Year in excess of 6% of such eligible Participant's Salary for such Plan Year). If the resulting balance is a positive number, the Board of Directors may, but need not, determine that a Matching Contribution will be made for the Plan Year. If the Board of Directors determines that a Matching Contribution is to be made for the Plan Year, each Participating Employer shall contribute, for the benefit of each of its eligible Participants (as determined by the Committee), a Matching Contribution equal to a percentage (not to exceed 25%), as set by the Board of Directors, of the Elective Contributions made for
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     the benefit of such eligible Participant for such Year, disregarding any Elective Contributions for any Plan Year in excess of 6% of such eligible Participant's Salary for such Plan Year.

          For purposes of this Section 5.1A, a Participant shall be considered an 'eligible Participant' for any Plan Year if he or she is an Eligible Employee on the last day of the Plan Year or, while an Eligible Employee, separated from service on account of Retirement, death, or Total and Permanent Disability during such Plan Year."

     6. Section 5.2 is amended by inserting the phrase "and Section 5.1A" after the phrase "Section 5.1."

     7. Section 5.4 is amended by inserting the following paragraph to the end thereof:

          "Elective Contributions for the benefit of a Participant which are returned as a result of this Section shall not be taken into account in determining the amount of Matching Contributions to be made for the Participant's benefit. To the extent Matching Contributions have already been made with respect to the Elective Contributions at the time the Elective Contributions are determined to be excess contributions, such Matching Contributions shall be distributed to the Participant at the same time the Elective Contributions are returned."

     8.  Section 5.4A is added to the Plan as follows:

          "5.4A.  Certain limitations and adjustments pertaining to Matching
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     Contributions.
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                  (a)  In general.  Matching Contributions made under the Plan
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          are subject to the limits of Code section 401(m), as more fully described below. The Plan provisions relating to the 401(m) limits are to be interpreted and applied in accordance with Code sections 401(m) and 401(a)(4), which are hereby incorporated by reference, and in such manner as to satisfy such other requirements relating to Code section 401(m) as may be prescribed by the Secretary of the Treasury from time to time.

                  (b)  Limits.  In addition to the limitations of Section 5.5,
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          Matching Contributions for any Plan Year shall be limited so that the nondiscrimination standard described in this subsection is satisfied. The nondiscrimination standard described in this subsection is satisfied if and only if

                         (i) either (A) the average of the ratios of all Matching Contributions to Salary (the "contribution ratios") for all highly compensated Participants does not exceed 1.25% times the average of the contribution ratios for all Participants other than highly compensated Participants, or (B) the excess of the average of the contribution ratios for all highly compensated Participants over that for all other Participants is not more than two percentage points, and the average of the contribution ratios for all highly compensated Participants does not exceed the product of 2 times the average of the contribution ratios for all Participants other than highly compensated Participants; and
                                                                            ---

                        (ii) after taking into account Elective Contributions made for the benefit of highly compensated Participants, the so-called "multiple use" limitations of Treasury Regulations
               (S)1.401(m)-2 have not been exceeded.

          For purposes of these determinations, "highly compensated Participants" has the same meaning as in Section 5.3. Elective Contributions not applied to satisfy the Code section 401(k)(3) limits described in Section 5.3 above may be treated as Matching
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          Contributions for purposes of the limitations described in this
          Section to the extent permitted by Regulation Section 1.401(m)-1(b)(5). In the event that the Plan satisfies the requirements of Code sections 401(k), 410(a)(4), or 410(b) only if aggregated with one or more other plans with the same plan year, or if one or more other plans with the same plan year satisfy such Code sections only if aggregated with this Plan, then this Section shall be applied by determining the ratios of Matching Contributions to Salary as if all such plans were a single plan.

               (c)  Adjustments.  Notwithstanding Section 5.1A above, if the
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          amount determined to be contributed to the Trust for any Plan Year as
          Matching Contributions would result in a failure to satisfy the limitations of (b) above, then the Matching Contributions to be contributed to the Trust for the benefit of highly compensated Participants shall be reduced in such manner and to such extent as the Committee determines to be necessary to satisfy such limitations. If, notwithstanding such precautions, Matching Contributions made to the Trust for a Plan Year are later determined to exceed the limitations of (b) above, then before the end of the Plan Year following the Plan Year for which the Matching Contributions were made the Committee shall cause to be distributed the excess of the aggregate amount of the Matching Contributions (and any Elective Contribution taken into account in computing the actual contribution percentages) actually made on behalf of highly compensated employees for the Plan Year over the maximum amount of such contributions permitted under (b) above.
          In doing so, the Committee shall incrementally decrease, to the extent necessary, the contribution ratios of highly compensated Participants starting with the highest such ratio. The aggregate amount of such decreases will be designated by the Committee as a distribution of excess aggregate contributions and will be distributed to the affected Participants together with any allocable income determined in accordance with applicable Treasury Regulations. For purposes of distributing any excess Matching Contribution under this subsection, the determination and distribution of the excess with respect to a highly compensated Participant whose contribution ratio is determined after application of family aggregation rules will be accomplished by allocating the excess among family members in proportion to the Matching Contributions of each family member who is combined to determine the contribution ratio. Any excess Matching Contributions distributed in accordance with this subsection shall nevertheless be treated as employer contributions for purposes of Code sections 401(a)(4), 404, and 415."

     9. Section 5.5 is amended by deleting the phrase "Section 5.1 and Section 5.2" and inserting therefor the phrase "Sections 5.1, 5.1A and 5.2".

     10. Section 6.1 is amended by inserting after "Participating Employer Contribution Account" the following phrase ", a Matching Contribution Account".

     11. Section 6.2, paragraph (d) is amended by inserting to the end thereof the following:

     "and credit the Participant's Matching Contribution Account with the contribution (if any) made in respect of such Participant for such Plan Year under Section 5.1A."

     12. Section 6.3 is amended in its entirety to read as follows:

          "6.3.  Treatment of forfeitures.  If a Participant forfeits any
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     interest in the Trust Fund as provided under Section 10.5 below, the amount of the forfeiture will be applied toward Matching Contributions under
     Section 5.1A (if any) for the Plan Year, with any excess applied toward Participating Employer Contributions for such Year, if any. If any excess remains after application of the preceding sentence, the excess shall be applied first toward the correction of
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     any errors in allocation, the determination of benefit amounts or the execution of benefit payments, and then toward the payment of Plan expenses in accordance with Section 3.9. If any excess still remains after application of the preceding sentences, it shall be allocated in the same manner as Participating Employer Contributions."

     13. Section 6.4, paragraph (d) is amended in its entirety to read as follows:

          "(d)  Correction of excess Annual Addition.  The Committee, to the
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     extent necessary to satisfy the foregoing limitations in the case of any
     Participant, shall: (i) first, reduce any future contributions remaining to be made for the Limitation Year for the benefit of the Participant;
     (ii) second, if a reduction is necessary in respect of amounts already contributed, return to the affected Participant his or her Elective Contributions while transferring any related Matching Contributions (and earnings) to a suspense account within the Plan, to be applied or allocated as hereinafter provided; and (iii) if a further reduction is necessary, transfer any Participating Employer Contributions (and earnings) for the benefit of the Participant to a suspense account within the Plan, to be applied or allocated as hereinafter provided. Amounts held in a suspense account pursuant to the preceding sentence shall be used to reduce Matching Contributions for the benefit of the affected Participant for the next Limitation Year (and succeeding Limitation Years, if any), if the Participant is an Eligible Employee as of the end of such Limitation Year. If the Participant is not an Eligible Employee as of the end of any such Limitation Year, any amount remaining in such suspense account shall be
     applied toward Matching Contributions for remaining Participants.   If for
     any Plan Year a Participating Employer Contribution but no Matching Contribution is made to the Trust, any amounts that would have been applied under this Section to Matching Contributions shall instead be applied to reduce Participating Employer Contributions."

     14. Section 7.6 is amended by inserting the phrase "or Matching" after the phrase "(but not Participating Employer" in the first sentence thereof.

     15. Section 10.1 is amended by inserting after the phrase "Participating Employer Contribution Account" the phrase "and Matching Contribution Account".

     16. Section 10.2 is amended by inserting after the phrase "Participating Employer Contribution Account" the phrase "and Matching Contribution Account".

     17. Section 10.5 is deleted in its entirety and is replaced with the following:

          "10.5.  Forfeitures.  If a Participant separates from the service of
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     the Employer at a time when he or she has a less than one hundred percent
     (100%) nonforfeitable interest in his or her Participating Employer and Matching Contribution Accounts, the forfeitable portion of such Accounts will immediately be treated as forfeited. Notwithstanding the foregoing, if at any time prior to incurring five consecutive Breaks in Service the Participant is reemployed by the Employer, any amount so forfeited will be recredited to the Participant's Participating Employer and Matching Contribution Accounts, as appropriate, subject to the following special rules:

               (a) Amounts required to be recredited to a Participant's Participating Employer and Matching Contribution Accounts pursuant to this Section will be taken first from amounts forfeited by other Participants which have not yet been applied in accordance with
          Section 6.3.

               (b) A reemployed Participant's nonforfeitable interest in any amounts recredited to his or her Participating Employer and Matching Contribution Accounts pursuant to this Section will be determined under Section 10.2, taking into account the Participant's Years of Service for Vesting accumulated before the separation from service which caused the forfeiture.
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     All forfeitures under this Section 10.5, to the extent not applied to the recrediting of Participating Employer and Matching Contribution Accounts of reemployed Participants as described above, will be applied in accordance with Section 6.3."

     18. Section 14.1 is amended by deleting the phrase "the sum of the Elective and Participating Employer Contributions" wherever it appears and replacing that phrase with the following phrase "the sum of the Elective, Matching and Participating Employer Contributions."

     IN WITNESS WHEREOF, Brown & Sharpe Manufacturing Company. has caused this amendment to be signed by its duly authorized officer this 31st day of May, 1995.

                                     BROWN & SHARPE MANUFACTURING
                                      COMPANY



                                     By:  /s/ Charles A. Junkunc
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